                                                                     EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 17, 1997, included in the Annual Report of Tenneco Inc. on Form 10-K for the year ended December 31, 1996, into the following Registration Statements previously filed with the Securities and Exchange Commission:

 333-17485 S-8 Common Stock, par value $.01 per share, of Tenneco Inc.
               (formerly New Tenneco Inc.)
               ("Common Stock") issuable under the 1996 Tenneco Inc. Stock
               Ownership Plan.
 333-17483 S-8 Common Stock issuable under the Tenneco Inc. Board of Directors
               Restricted Stock Program and Tenneco Inc. Board of Directors
               Restricted Stock and Restricted Unit Program.
 333-17487 S-8 Common Stock issuable under the Tenneco Thrift Plan for Hourly
               Employees, Tenneco Packaging 401(k) Savings Plan, Tenneco Thrift
               Plan, and Tenneco 401(k) Savings Plan for Chippewa Falls.

                                          ARTHUR ANDERSEN LLP

Houston, Texas
March 11, 1997